UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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HELIUS MEDICAL TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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November 30, 2020
To our Stockholders:
A special meeting of stockholders will be held on Monday, December 28, 2020, at 10:00 a.m. Eastern Time to conduct the following items of business:
•
Proposal 1 – To approve an amendment to our Certificate of Incorporation to effect a reverse split of our outstanding Class A common stock at a ratio in the range of 1-for-5 to 1-for-35 to be determined at the discretion of our Board of Directors, whereby each outstanding 5 to 35 shares would be combined, converted and changed into 1 share of our Class A common stock, to enable the Company to comply with the Nasdaq Stock Market’s continued listing requirements; and

•	Proposal 2 – To authorize one or more adjournments of the special meeting to solicit additional proxies in the event there are insufficient votes to approve Proposal 1 described above.
Our Board of Directors unanimously recommends that you vote FOR Proposals 1 and 2.
Due to concerns regarding the COVID-19 outbreak and to assist in protecting the health and well-being of our stockholders and employees, the special meeting of stockholders will be a completely virtual meeting conducted via live webcast. You will be able to attend the special meeting online, vote electronically and submit your questions during the special meeting by visiting www.virtualshareholdermeeting.com/HSDT2020SM. You will not be able to attend the special meeting in person.
Even if you are planning on attending the special meeting online, please promptly submit your proxy vote via the Internet, by telephone, or by completing, dating, signing and returning the enclosed proxy card or voting instruction card, so your shares will be represented at the special meeting. Instructions on voting your shares are on the proxy materials you received for the special meeting. Even if you plan to attend the special meeting online, it is strongly recommended you vote before the special meeting date to ensure that your shares will be represented if you are unable to virtually attend.
Details regarding admission to the virtual special meeting and the business to be conducted at the special meeting are more fully described in the accompanying Notice of Special Meeting of Stockholders and proxy statement.
Only holders of our Class A common stock at the close of business on November 19, 2020, the record date, are entitled to receive this notice and to attend and vote at the special meeting and any adjournment or postponement thereof.
Your vote is important. Whether or not you plan to attend the special meeting online, please submit your proxy vote as soon as possible so that your shares can be voted at our special meeting in accordance with your instructions. If you attend the meeting, you may revoke your proxy in accordance with the procedures set forth in the proxy statement and vote in person.
Thank you for your continued support of Helius Medical Technologies.
Sincerely,

Dane C. Andreeff
Interim President and Chief Executive Officer

HELIUS MEDICAL TECHNOLOGIES, INC.
642 Newtown Yardley Road, Suite 100
Newtown, Pennsylvania 18940
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 28, 2020
Notice is hereby given that a special meeting of stockholders of Helius Medical Technologies, Inc. (the “Company” or “Helius”) will be held on Monday, December 28, 2020, at 10:00 a.m. Eastern Time, as a virtual meeting at www.virtualshareholdermeeting.com/HSDT2020SM. At the special meeting of stockholders or any adjournment or postponement thereof (the “Special Meeting”), you will be asked to consider and vote upon the following proposals:
•
Proposal 1 – To approve an amendment to our Certificate of Incorporation to effect a reverse split of our outstanding Class A common stock at a ratio in the range of 1-for-5 to 1-for-35 to be determined at the discretion of our Board of Directors, whereby each outstanding 5 to 35 shares would be combined, converted and changed into 1 share of our Class A common stock, to enable the Company to comply with the Nasdaq Stock Market’s continued listing requirements; and

•	Proposal 2 – To authorize one or more adjournments of the special meeting to solicit additional proxies in the event there are insufficient votes to approve Proposal 1 described above.
Through the website above, you will be able to attend the Special Meeting online and vote electronically and submit your questions during the Special Meeting. Your attention is directed to the enclosed proxy statement which is set forth on the following pages, where details regarding how to attend the meeting online and the foregoing items of business are more fully described. The Board of Directors has fixed the close of business on November 19, 2020 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS.
Your vote is extremely important, regardless of the number of shares of Class A common stock you own. Whether or not you plan to attend the Special Meeting, you are respectfully requested by the Board of Directors to promptly submit your proxy by telephone or over the Internet in accordance with the instructions on the enclosed proxy card or voting instruction card or sign, date and return the enclosed proxy card or voting instruction card. If you received this notice and the accompanying proxy statement in the mail, a return envelope is enclosed for your convenience. This will not prevent you from voting at the Special Meeting since you may revoke your proxy at any time prior to the Special Meeting or vote electronically at the Special Meeting, but submitting your proxy will help to ensure the presence of a quorum at the Special Meeting and avoid added proxy solicitation costs.
By Order of the Board of Directors,

Joyce LaViscount
Secretary
Newtown, Pennsylvania
November 30, 2020
Important Notice Regarding the Availability of Proxy Materials for the
Helius Medical Technologies, Inc. Special Meeting of Stockholders to be Held on
Monday, December 28, 2020:
The proxy statement is available at www.proxyvote.com and on the Investor Relations portion of our website at https://heliusmedical.com/index.php/investor-relations/sec-filings.

i

HELIUS MEDICAL TECHNOLOGIES, INC.
PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS
DECEMBER 28, 2020
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING
Who is soliciting my vote?
The Board of Directors (the “Board”) of Helius Medical Technologies, Inc. (the “Company”, “we” or “us”) is soliciting your proxy, as a holder of our Class A common stock (the “Common Stock”), for use at the special meeting of stockholders to be held on Monday, December 28, 2020, at 10:00 a.m. Eastern Time, virtually at www.virtualshareholdermeeting.com/HSDT2020SM and any adjournment or postponement of such meeting (the “Special Meeting”). We have retained The Proxy Advisory Group, LLC to assist in the solicitation of proxies.
The notice of Special Meeting, proxy statement and form of proxy card are expected to be first mailed to stockholders of record on or about November 30, 2020.
What is the purpose of the Special Meeting?
At the Special Meeting, you will be voting on:
•
Proposal 1 – To approve an amendment to our Certificate of Incorporation to effect a reverse split of our outstanding Common Stock at a ratio in the range of 1-for-5 to 1-for-35 to be determined at the discretion of our Board, whereby each outstanding 5 to 35 shares would be combined, converted and changed into 1 share of our Common Stock, to enable the Company to comply with the Nasdaq Stock Market’s continued listing requirements; and

•	Proposal 2 – To authorize one or more adjournments of the Special Meeting to solicit additional proxies in the event there are insufficient votes to approve Proposal 1 described above.
The Board recommends a vote FOR Proposals 1 and 2.
Except as noted herein, share numbers are provided as of the record date and on a pre-reverse stock split basis.
Who is entitled to vote?
You may vote if you owned shares of our Common Stock at the close of business on November 19, 2020, the record date, provided such shares are held directly in your name as the stockholder of record or are held for you as the beneficial owner through a broker, bank or other nominee. Each share of Common Stock is entitled to one vote on each matter properly brought before the meeting. As of November 19, 2020, we had [•] shares of Common Stock outstanding and entitled to vote.
What is the difference between a stockholder of record and a beneficial owner?
Stockholders of Record. If your shares of Common Stock are registered directly in your name with our transfer agent, Computershare Investor Services Inc., you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us through the enclosed proxy card or to vote electronically at the Special Meeting.
Beneficial Owners. Many of our stockholders hold their shares of Common Stock through a broker, bank or other nominee rather than directly in their own names. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner with respect to those shares, and these proxy materials (including a voting instruction card) are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Special Meeting. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee on how to vote your shares.

Can I vote my shares without attending the Special Meeting?
Stockholders of Record. You may vote by internet, by phone or by completing, signing and returning the enclosed proxy card in the postage-paid envelope provided. To vote by internet or phone, you will need to use a control number provided to you in the materials with this proxy statement and follow the additional steps when prompted. The steps have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly.
Beneficial Owners. If you are a beneficial owner, you must vote your shares in the manner prescribed by your broker, bank or other nominee. You will receive a voting instruction card (not a proxy card) to use in directing the broker, bank or other nominee how to vote your shares. You may also have the option to vote your shares via the internet or phone.
May I attend the Special Meeting and vote my shares virtually?
The Special Meeting will be held entirely online. To participate in the Special Meeting, you will need the 16-digit control number included in your Notice or on the instructions that accompanied your proxy materials. We encourage you to access the meeting prior to the start time. If your shares are held in street name and you did not receive a 16-digit control number, you may gain access to and vote at the Special Meeting by logging into your bank or brokerage firm’s website and selecting the stockholder communications mailbox to access the meeting. The control number will automatically populate. Instructions should also be provided on the voting instruction form provided by your bank, broker or other nominee. If you lose your 16-digit control number, you may join the Special Meeting as a “Guest,” but you will not be able to vote, ask questions or access the list of stockholders as of the record date.
Can I change my vote?
Stockholders of Record. You may change your vote at any time before your proxy is exercised by sending a written notice of revocation or a later-dated proxy to our Secretary, which must be received prior to commencement of the Special Meeting; by submitting a later-dated proxy via internet or phone; or by voting online at the Special Meeting. Internet voting facilities for stockholders of record will be available 24 hours a day beginning immediately and will close at 11:59 p.m., Eastern Time, on December 27, 2020. Your virtual attendance at the Special Meeting will not cause your previously granted proxy to be revoked unless you file the proper documentation for it to be so revoked.
Beneficial Owners. If you hold your shares through a broker, bank or other nominee, you should contact such person prior to the time such voting instructions are exercised.
What does it mean if I receive more than one proxy card or voting instruction card?
If you receive more than one proxy card or voting instruction card, it means that you have multiple accounts with brokers, banks or other nominees and/or our transfer agent. Please sign and deliver, or otherwise vote, each proxy card and voting instruction card that you receive. We recommend that you contact your nominee and/or our transfer agent, as appropriate, to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare Investor Services Inc., 100 University Ave., 8th Fl., North Tower Toronto, ON M5J 2Y1 Canada; telephone: 1-800-564-6253.
What if I do not vote for some of the items listed on my proxy or voting instruction card?
Stockholders of Record. If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions. Shares represented by proxy cards that are signed and returned, but do not contain voting instructions with respect to certain matters, will be voted in the manner recommended by the Board on those matters and as the proxyholders may determine in their discretion for any other matters properly presented for a vote at the Special Meeting.
Beneficial Owners. If you indicate a choice with respect to any matter to be acted upon on your voting instruction card, the shares will be voted in accordance with your instructions. If you do not indicate a choice or return the voting instruction card, the broker, bank or other nominee will determine if it has the discretionary authority to vote on each matter. Under applicable regulations, a broker, bank or nominee has the discretion to vote on routine matters, including Proposal 1 and Proposal 2. It is nonetheless very important for you to vote your shares for each proposal.

How many shares must be present to hold the meeting?
In order for us to conduct the Special Meeting, holders of a majority of the voting power of our outstanding shares of stock entitled to vote as of November 19, 2020 must be present by remote communication or by proxy at the Special Meeting. This is called a quorum. Abstentions (as well as broker non-votes, if any) will be considered present for purposes of determining a quorum. If a quorum is not reached, the Special Meeting will be adjourned until a later time.
What vote is required to approve each item of business?
Proposal 1 – Approval of Reverse Stock Split. The affirmative vote of holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting is required for the approval of the reverse stock split. Abstentions and broker non-votes, if any, will have the same effect as votes against the matter.
Proposal 2 – Approval of Adjournment. The affirmative vote of the holders of a majority of the voting power of the shares present by remote communication or represented by proxy at the Special Meeting and entitled to vote is required for any adjournment of the Special Meeting to solicit additional proxies in the event there are insufficient votes to approve Proposal 1. Broker non-votes, if any, will have no effect on the outcome of this proposal. Abstentions will have the same effect as a vote against the matter.
Other Matters. The Board does not propose to conduct any business at the Special Meeting, nor is it aware of any other matter to be presented for action at the meeting, other than as stated above.
Who will count the votes and where can I find the voting results?
Broadridge Investor Communication Solutions, Inc. (“Broadridge”) will tabulate the voting results and American Election Services will act as inspector of election. We intend to announce the preliminary voting results at the Special Meeting and, in accordance with the rules of the Securities and Exchange Commission (the “SEC”), we intend to publish the final results in a current report on Form 8-K within four business days of the Special Meeting.
Who can help answer my other questions?
If you have more questions about the proposals or voting, you should contact The Proxy Advisory Group, LLC, who is assisting us with the proxy solicitation.
The Solicitation Agent for the Special Meeting is:
The Proxy Advisory Group, LLC
18 East 41st Street, 20th Floor
New York, NY 10017
Tel: (212) 616-2181

PROPOSAL NO. 1
APPROVAL OF A PROPOSED AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
TO EFFECT A REVERSE SPLIT OF OUR OUTSTANDING COMMON STOCK
TO ENABLE THE COMPANY TO COMPLY WITH THE NASDAQ STOCK MARKET’S
CONTINUED LISTING REQUIREMENTS
General
The Board has unanimously approved an amendment to the Company’s Certificate of Incorporation to effect a reverse split of the Company’s Common Stock any time prior to the first anniversary of its approval by the stockholders at a ratio in the range of 1-for-5 to 1-for-35, to be determined at the discretion of the Board, whereby each outstanding 5 to 35 shares would be combined, converted and changed into 1 share of the Company’s Common Stock. A form of the certificate of amendment to the Certificate of Incorporation for the reverse stock split (the “Reverse Stock Split Certificate of Amendment”) is attached hereto as Appendix A. The following discussion is qualified in its entirety by the full text of the Reverse Stock Split Certificate of Amendment, which is incorporated herein by reference.
The Board has recommended that the proposed Reverse Stock Split Certificate of Amendment to effect the reverse stock split be presented to the Company’s stockholders for approval. If the Reverse Stock Split Certificate of Amendment is approved by a majority of the Company’s stockholders, the Board will have discretion to determine, as it deems to be in the best interest of the Company’s stockholders, the specific ratio to be used within the range described above and the timing of the reverse stock split, which must occur any time prior to the first anniversary of its approval by the stockholders. The Board believes that stockholder approval of the range of reverse stock split ratios (as opposed to approval of a single reverse stock split ratio) provides the Board with maximum flexibility to achieve the purpose of a reverse stock split, as discussed below, and therefore is in the best interests of the Company and its stockholders.
The Board may, in its discretion, determine not to effect the reverse stock split if it determines, subsequent to obtaining stockholder approval, that such action is not in the best interests of the Company. By voting in favor of the reverse stock split, you are expressly authorizing the Board to determine not to proceed with, and abandon, the reverse stock split if it should so decide.
In addition to the approval of stockholders, the reverse stock split requires the approval of the Toronto Stock Exchange (the “TSX”). The Company will apply to the TSX for conditional approval of the reverse stock split, which approval is subject to the Company fulfilling standard listing conditions.
Reasons for the Reverse Stock Split
The Company’s Common Stock is quoted on the Nasdaq Capital Market under the symbol “HSDT” and on the Toronto Stock Exchange under the symbol “HSM.”
For the Common Stock to continue trading on the Nasdaq Capital Market, the Company must comply with various listing standards, including that our Common Stock maintain a minimum bid price of $1.00 per share, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). The closing price of the Company’s Common Stock on the Nasdaq Capital Market on November 16, 2020 was $0.3882 per share and, over the prior 52 weeks, the closing price of the Company’s Common Stock has ranged from $0.249 to $1.49 per share.
As previously disclosed, on March 23, 2020, the Company received a letter (the “Notice”) from the Listing Qualifications Staff of The Nasdaq Stock Market (“Nasdaq”) indicating that, based on the closing bid price of the Company’s Common Stock for the 30 consecutive business days preceding the Notice, the Company no longer meets the Minimum Bid Price Requirement. The Notice has no effect on the listing of the Common Stock at this time, and the Common Stock continues to trade on the Nasdaq Capital Market under the symbol “HSDT.” In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided a period of 180 calendar days in which to regain compliance. On April 17, 2020, Nasdaq notified the Company (the “Second Notice”) that the 180-day period to regain compliance with the Minimum Bid Price Requirement has been extended due to the global market impact caused by COVID-19. More specifically, Nasdaq has stated that compliance periods were suspended from April 16, 2020 until June 30, 2020. On July 1, 2020, companies received the balance of any pending compliance period to regain compliance with the Minimum Bid Price Requirement. As a result of this extension, the Company was given until December 3, 2020 to regain compliance with the Minimum Bid Price Requirement.

In the event we do not regain compliance by December 3, 2020, we may be eligible to obtain an additional compliance period of 180 calendar days so long as we satisfy the continued listing requirement for market value of publicly held shares and all criteria for initial listing on The Nasdaq Capital Market, but for the Minimum Bid Price Requirement and market value of publicly held shares requirement, and provide written notice to Nasdaq of our intent to cure the deficiency during the second compliance period via the implementation of a reverse stock split if necessary. We plan to timely submit our request to Nasdaq for the additional 180-day extension, if necessary. If we do not regain compliance with the Minimum Bid Price Requirement by the end of the applicable compliance period (either December 3, 2020 or June 1, 2021 in the event a second compliance period is requested and granted), our Common Stock would be subject to delisting from Nasdaq. In that case, however, the Company would have the right to request a hearing before a Nasdaq Hearings Panel to address its plan to remedy the deficiency, which request would stay any delisting action by the Listing Qualifications staff pending the ultimate outcome of the hearing process.
At the Company’s annual meeting of stockholders held on June 10, 2020 (the “Annual Meeting”), the Board similarly proposed an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split. There were insufficient votes to pass such proposal at the Annual Meeting.
The Board is asking the stockholders to grant it the authority, at its discretion, to effect a reverse stock split, which the Board believes is an effective way to increase the minimum bid price of our Common Stock proportionately by reducing the number of outstanding shares of Common Stock and put us in a position to regain compliance with Nasdaq Listing Rule 5550(a)(2). The Board further believes that the increased market price of our Common Stock expected as a result of implementing the reverse stock split may improve marketability and liquidity of our Common Stock and may encourage trading.
In evaluating whether or not to recommend that stockholders authorize the reverse stock split, in addition to the considerations described above, the Board took into account various negative factors associated with a reverse stock split. These factors include: the negative perception of reverse stock splits held by some investors, analysts, and other stock market participants; the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined, with a corresponding decline in market capitalization; the adverse effect on liquidity that might be caused by a reduced number of shares outstanding; and the costs associated with implementing a reverse stock split. Conversely, we believe the current low market price of our Common Stock impairs its acceptability to important segments of the institutional investor community and the investing public. Many investors look upon low-priced stock as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. We believe that the low market price of our Common Stock has reduced the effective marketability of our shares because of the reluctance of many brokerage firms to recommend low-priced stock to their clients. Further, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of low-priced stock because the brokerage commission on a sale of low-priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher-priced issue.
The Board believes that maintaining the listing of the Company’s Common Stock on Nasdaq is in the best interests of the Company and its stockholders. The Board believes that the delisting of the Company’s Common Stock from Nasdaq would impair our ability to raise additional funds and result in lower prices and larger spreads in the bid and ask prices for the Company’s Common Stock, among other things. See “Certain Risk Factors Associated with the Reverse Stock Split or Nasdaq Delisting” below for more information.
Determination of the Reverse Stock Split Ratio
Our Board only intends to implement the reverse stock split to the extent it believes necessary to maintain the Company’s listing on Nasdaq. In determining the ratio to be used, the Board will consider various factors, including but not limited to:
•	the potential impact and anticipated benefits to the Company and its stockholders;
•	market conditions and existing and expected market price of the Company’s Common Stock at such time;
•	existing and expected marketability of the Common Stock;
•	the number of shares that will be outstanding after the reverse stock split;

•	the stockholders’ equity at such time; and
•	the trading volume of the Company’s Common Stock at such time.
Impact of the Reverse Stock Split, if Implemented
The Company’s Certificate of Incorporation, as previously corrected (the “Certificate of Incorporation”), currently authorizes the issuance of 150,000,000 shares of Class A Common Stock, par value $0.001 per share. On October 31, 2020, the Company had: 51,922,480 shares of Common Stock issued and outstanding, 4,550,945 shares of Common Stock issuable upon the exercise of outstanding options, 12,613,035 shares of Common Stock issuable upon the exercise of outstanding warrants, 16,755 shares of Common stock issuable upon settlement of restricted stock units and 2,755,955 shares of Common Stock reserved for future issuance under the Company’s 2018 Omnibus Incentive Plan.
As a matter of Delaware law, the implementation of a reverse stock split does not require a reduction in the total number of authorized shares. If the Company’s stockholders adopt and approve the Reverse Stock Split Certificate of Amendment and the reverse stock split is implemented by the Company, the authorized number of shares of the Company’s Common Stock would not be reduced by the reverse stock split ratio determined by the Board.
If approved and effected, the reverse stock split will automatically apply to all shares of the Company’s Common Stock, and each stockholder will own a reduced number of shares of the Company’s Common Stock. However, except for adjustments that may result from the treatment of fractional shares, as described below, or as a result of adjustments to the conversion prices of certain convertible securities, as described below, the reverse stock split will not affect any stockholder’s percentage ownership or proportionate voting power.
Based on the Company’s capitalization as of October 31, 2020, the principal effect of the reverse stock split (at a ratio between 1-for-5 and 1-for-35), not taking into account the treatment of fractional shares described under “—Procedure for Effecting the Reverse Stock Split—Treatment of Fractional Shares” below, would be that:
•	the number of shares of the Company’s Common Stock issued and outstanding would be reduced from 51,922,480 shares to between approximately 1,483,499 shares and 10,384,496 shares;
•
the number of shares of the Company’s Common Stock issuable upon the exercise of outstanding stock options would be reduced from 4,550,945 to between approximately 130,027 shares and 910,189 shares (and the respective exercise prices of the options would increase by a factor equal to the inverse of the split ratio);

•
the number of shares of the Company’s Common Stock issuable upon the exercise of outstanding warrants would be reduced from 12,613,035 to between approximately 360,372 shares and 2,522,607 shares (and the respective exercise prices of the warrants would increase by a factor equal to the inverse of the split ratio);

•	the number of shares of the Company’s Common Stock issuable upon the settlement of outstanding restricted stock units would be reduced from 16,755 to between approximately 478 shares and 3,351 shares;
•
the aggregate number of shares of the Company’s Common Stock reserved for issuance, in connection with future awards under the Company’s 2018 Omnibus Incentive Plan would be reduced from 2,755,955 to between approximately 78,741 shares and 551,191 shares;

•	the number of shares of the Company’s authorized Common Stock would remain unchanged at 150,000,000 shares;
•	the 10,000,000 shares of the Company’s authorized preferred stock would remain unchanged; and
•
the number of shares of the Company’s Common Stock that are authorized, but unissued and unreserved, would increase from 78,140,830 to between approximately 135,628,166 shares and 147,946,883 shares; and the par value of the Company’s Common Stock and preferred stock would remain unchanged at $0.001 per share, and, as a result, the stated capital attributable to Common Stock on the Company’s balance sheet would be reduced proportionately based on the reverse stock split ratio, the additional paid-in capital account would be credited with the amount by which the stated capital is reduced, and the per-share net income or loss and net book value of the Company’s Common Stock would be restated because there would be fewer shares of Common Stock outstanding.

The following table contains approximate information relating to our Common Stock immediately following the reverse stock split under certain possible exchange ratios, based on share information as of October 31, 2020. All share numbers are rounded down to the nearest whole share but otherwise do not reflect the potential effect of rounding down for fractional shares that may result from the reverse stock split.
	Pre-Reverse Split	1-for-5	1-for-10	1-for-20	1-for-30	1-for-35
Number of authorized shares of Common Stock	150,000,000	150,000,000	150,000,000	150,000,000	150,000,000	150,000,000
Number of outstanding shares of Common Stock	51,922,480	10,384,496	5,192,248	2,596,124	1,730,749	1,483,499
Number of shares of Common Stock issuable upon exercise of outstanding stock options	4,550,945	910,189	455,094	227,547	151,698	130,027
Number of shares of Common Stock issuable upon exercise of outstanding warrants	12,613,035	2,522,607	1,261,303	630,651	420,434	360,372
Number of shares of Common Stock issuable upon settlement of outstanding restricted stock units	16,755	3,351	1,675	837	558	478
Number of shares of Common Stock reserved for issuance in connection with future awards under the Company’s 2018 Omnibus Incentive Plan	2,755,955	551,191	275,595	137,797	91,865	78,741
Number of shares of Common Stock authorized, but unissued and unreserved	78,140,830	135,628,166	142,814,085	146,407,044	147,604,696	147,946,883
See also “Certain Risk Factors Associated with the Reverse Stock Split or Nasdaq Delisting” and “—Procedure for Effecting the Reverse Stock Split—Treatment of Fractional Shares” below for additional information regarding the potential impact of the reverse stock split.

Anti-Takeover and Dilutive Effects
The number of authorized shares of our Common Stock and preferred stock will not be reduced as a result of the reverse stock split. The Common Stock and preferred stock that is authorized but unissued provide the Board with flexibility to effect, among other transactions, public or private financings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by the Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. Following stock spit, our Board would continue to have the authority to issue additional shares from time to time without further action by the stockholders except as may be required by applicable law or regulations. The Reverse Stock Split Certificate of Amendment is not being recommended in response to any specific effort of which we are aware to obtain control of us, nor does our Board have any present intent to use the authorized but unissued Common Stock or preferred stock to impede a takeover attempt.
The Company expects to require additional financing to fund its ongoing activities. Other than the foregoing, and except for the Company’s obligation to issue Common Stock upon the exercise of outstanding options and warrants, we have no specific plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of Common Stock subsequent to the reverse stock split at this time.
Certain Risk Factors Associated with the Reverse Stock Split or Nasdaq Delisting
A reverse stock split may negatively impact the market for our Common Stock.
Factors such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the total market capitalization of our Common Stock after the proposed reverse stock split will be equal to or greater than the total market capitalization before the proposed reverse stock split or that the per share market price of our Common Stock following the reverse stock split will increase in proportion to the reduction in the number of shares of Common Stock outstanding before the reverse stock split. A decline in the market price of our Common Stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of our Common Stock could be adversely affected following such a reverse stock split.
In addition, the reverse stock split may increase the number of stockholders who own odd lots (less than 100 shares). Any stockholder who owns fewer than 500 to 3,500 shares of Common Stock, depending on the final ratio, prior to the reverse stock split will own fewer than 100 shares of Common Stock following the reverse stock split. Stockholders who hold odd lots typically experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales. Furthermore, some stockholders may cease being stockholders of the Company following the reverse stock split. Any stockholder who owns fewer than 5 to 35 shares of Common Stock, depending on the final ratio, prior to the reverse stock split will own less than one share of Common Stock following the reverse stock split and therefore such stockholder will receive cash equal to the market value of such fractional share and cease being a stockholder of the Company, as further described below under “—Procedure for Effecting the Reverse Stock Split—Treatment of Fractional Shares”.
The market price of our Common Stock will also be based on our performance and other factors, including those factors listed under the heading “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 and other reports that we file with the SEC and the Canadian securities regulators. There can also be no assurance that the minimum bid price per share of our Common Stock will remain in excess of $1.00 following the reverse stock split for a sustained period of time, if at all.
Nasdaq may delist the Company’s Common Stock, which could seriously harm the liquidity of the Common Stock and the Company’s ability to raise capital.
On March 23, 2020, the Company received the Notice from Nasdaq staff indicating that, based upon the closing bid price of the Common Stock for the last 30 consecutive business days, the Company no longer meets the Minimum Bid Price Requirement. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided a period of 180 calendar days, or until September 21, 2020, in which to regain compliance. On April 17, 2020, the Company received the Second Notice that Nasdaq has tolled the compliance period for bid price requirements through June 30, 2020, and accordingly, the Company has until December 3, 2020 to regain compliance. If the Company is unable to regain compliance with the Minimum Bid Price Requirement or other listing requirements, the Company could to lose eligibility for continued listing on the Nasdaq Capital Market or any comparable trading market. At the Annual

Meeting, the Board similarly proposed an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split. There were insufficient votes to pass such proposal at the Annual Meeting.
If we cease to be eligible to trade on Nasdaq:
•	We may have to pursue trading in the United States on a less recognized or accepted market, such as the OTC Bulletin Board or the “pink sheets”;
•
Shares of our Common Stock could be less liquid and marketable, thereby reducing the ability of stockholders to purchase or sell our shares as quickly and as inexpensively as they have done historically;

•	Our Common Stock may be deemed a “penny stock,” and transactions in our Common Stock would be more difficult and cumbersome;
•
We may be unable to access capital on favorable terms or at all, as companies trading on alternative markets may be viewed as less attractive investments with higher associated risks, such that existing or prospective institutional investors may be less interested in, or prohibited from, investing in our Common Stock; and

•	The market price of the Common Stock may further decline.
A reverse stock split would increase the Company’s authorized but unissued shares of Common Stock, which could negatively impact a potential investor if they purchased shares of Common Stock.
Because the number of authorized shares of the Company’s Common Stock will not be reduced proportionately, the reverse stock split will increase the Board’s ability to issue authorized and unissued shares without further stockholder action. The issuance of additional shares of Common Stock or securities convertible into Common Stock may have a dilutive effect on earnings per share and relative voting power and may cause a decline in the trading price of the Common Stock. The Company could use the shares that are available for future issuance in dilutive equity financing transactions, or to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management, including transactions that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner.
The Company expects to require additional financing to fund its ongoing activities. Other than the foregoing, and except for the Company’s obligation to issue Common Stock upon the exercise of outstanding options and warrants, the Company has no specific plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of Common Stock subsequent to the reverse stock split at this time.
Procedure for Effecting the Reverse Stock Split
When and if the Board decides to implement the reverse stock split at any time before the first anniversary of its approval by the stockholders, the Company will promptly file the Reverse Stock Split Certificate of Amendment with the Secretary of State of the State of Delaware to amend its existing Certificate of Incorporation. The reverse stock split will become effective upon filing the Reverse Stock Split Certificate of Amendment with the Secretary of State of the State of Delaware or at a later date and time set forth therein, if any, which effective time is referred to as the “reverse stock split effective date”. Beginning on the reverse stock split effective date, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. The text of the Reverse Stock Split Certificate of Amendment is set forth in Appendix A to this proxy statement. The text of the Reverse Stock Split Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the reverse stock split, including the applicable ratio for the reverse stock split.
After the reverse stock split effective date, our Common Stock will have a new CUSIP number, which is a number used to identify securities, and stock certificates with the old CUSIP number will need to be exchanged for stock certificates with the new CUSIP number using the procedures described below.
Exchange of Stock Certificates
As soon as practicable after the effective date of the reverse stock split, stockholders holding certificated shares will be notified that the reverse stock split has been effected. Computershare Investor Services Inc., the Company’s transfer agent, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares in certificated form will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to the stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered to the exchange agent his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal.
STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM THE EXCHANGE AGENT.
STOCKHOLDERS ARE ENCOURAGED TO PROMPTLY SURRENDER CERTIFICATES TO THE EXCHANGE AGENT FOLLOWING RECEIPT OF TRANSMITTAL FORMS IN ORDER TO AVOID HAVING SHARES POSSIBLY BECOMING SUBJECT TO ESCHEAT LAWS.
Stockholders whose shares are held by their stockbroker do not need to submit old share certificates for exchange. Their accounts will automatically reflect the new quantity of shares based on the selected reverse stock split ratio. Beginning on the reverse stock split effective date, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.
Treatment of Fractional Shares
To avoid the existence of fractional shares of Common Stock after the reverse stock split, fractional shares that would be created as a result of the reverse stock split will be rounded down to the next whole share and the stockholder will receive cash equal to the market value of the fractional share, determined by multiplying such fraction by the closing sales price of the Company’s Common Stock as reported on Nasdaq on the last trading day before the reverse stock split effective date (as adjusted to give effect to the reverse stock split). The ownership of a fractional share will not give the holder any voting, dividend or other right except to receive the cash payment therefor. If a stockholder is entitled to a cash payment in lieu of any fractional share, a check will be mailed to the stockholder’s registered address as soon as practicable after the reverse stock split effective date. By signing and cashing the check, stockholders will warrant that they owned the shares of Common Stock for which they received such cash payment.
No Appraisal Rights
Under the Delaware General Corporation Law, our stockholders do not have a right to dissent and are not entitled to appraisal rights with respect to the proposed Reverse Stock Split Certificate of Amendment to effect the reverse stock split, and we will not independently provide our stockholders with any such rights.
Material Federal Income Tax Consequences
The following discussion of certain U.S. federal income tax consequences to the Company’s stockholders of the reverse stock split, if effected, does not purport to be a complete discussion of all of the possible U.S. federal income tax consequences and is included for general information only. It not intended as tax advice to any person and is not a comprehensive description of the tax consequences that may be relevant to each stockholder’s own particular circumstances. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the U.S. federal income tax consequences of the reverse stock split.
This discussion addresses the U.S. federal income tax consequences only to a stockholder that is (i) a citizen or individual resident of the United States, (ii) a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock, (iii) a trust if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person, or (iv) an estate whose income is subject to U.S. federal income taxation regardless of its source. This discussion addresses only those stockholders who hold their pre-reverse stock split shares as “capital assets” as defined in the Code (generally, property held for investment), and will hold the shares received in the reverse stock split as capital assets. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to stockholders that are subject to special tax rules, such as, without limitation, stockholders who are subject to the alternative minimum tax, banks, insurance companies, regulated investment companies, personal holding companies, stockholders who are not “United States persons” as defined in Section 7701(a)(30) of the Code, U.S. persons whose functional currency is not the U.S. dollar, broker-dealers, tax-exempt entities, or S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (or investors therein). If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds pre-reverse stock split shares of the Company’s stock, the U.S. federal income tax treatment of a partner of the partnership will depend on the status of the partner and the activities of the partnership and upon certain determinations made at the partnership level. Partners in partnerships holding our Common Stock are urged to consult their own tax advisors about the U.S. federal income tax consequences of the reverse stock split.
Stockholders are advised to consult their own tax advisers regarding the U.S. federal income tax consequences of the reverse stock split in light of their personal circumstances and the consequences under state, local and foreign tax laws, and also as to any estate or gift tax considerations.
Exchange Pursuant to Reverse Stock Split
No gain or loss will be recognized by a stockholder upon such stockholder’s exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split, except to the extent of cash, if any, received in lieu of fractional shares, further described in “—Cash in Lieu of Fractional Shares” below. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split, including any fractional share deemed to have been received, will be equal to the aggregate tax basis of the pre-reverse stock split shares exchanged therefor, and the holding period of the post-reverse stock split shares will include the holding period of the pre-reverse stock split shares.
Cash in Lieu of Fractional Shares
A stockholder who receives cash in lieu of a fractional post-reverse stock split share should generally be treated as having received such fractional share pursuant to the reverse stock split and then as having exchanged such fractional share for cash in a redemption of such fractional share. The amount of any gain or loss should be equal to the difference between the ratable portion of the tax basis of the pre-reverse stock split shares exchanged in the reverse stock split that is allocated to such fractional share and the cash received in lieu thereof. In general, any such gain or loss will constitute a long-term capital gain or loss if the stockholder’s holding period for such pre-reverse stock split shares exceeds one year at the time of the reverse stock split. Deductibility of capital losses by holders is subject to limitations. Depending on a stockholder’s individual facts and circumstances, it is possible that cash received in lieu of a fractional share could be treated as a distribution under Section 301 of the Code, so stockholders should consult their own tax advisors as to that possibility and the resulting tax consequences to them in that event.
The Company will not recognize any gain or loss as a result of the reverse stock split.
Vote Required
The affirmative vote of holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting is required for the approval of the Reverse Stock Split Certificate of Amendment to effect a reverse stock split. Abstentions and broker non-votes, if any, will have the same effect as votes against the matter.
The Board recommends that you vote FOR Proposal 1.

PROPOSAL NO. 2

ADJOURNMENT OF SPECIAL MEETING
The Board has approved the submission to the stockholders of a proposal to approve one or more adjournments of the Special Meeting in the event that there is not a sufficient number of votes at the Special Meeting to approve Proposal 1. In order to permit proxies that have been timely received to be voted for such adjournments, we are submitting this proposal as a separate matter for your consideration. If it is necessary to adjourn the Special Meeting, the adjournment is for a period of less than 30 days and the record date remains unchanged, no notice of the time and place of the reconvened meeting will be given to stockholders, other than an announcement made at the Special Meeting.
The Board recommends that you vote FOR Proposal 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of the Company’s Common Stock as of October 31, 2020 by: (i) each director; (ii) each of our named executive officers; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of our Common Stock.
We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, these rules require that we include shares of Common Stock issuable pursuant to the vesting of warrants and the exercise of stock options that are either immediately exercisable or exercisable within 60 days of October 31, 2020. These shares are deemed to be outstanding and beneficially owned by the person holding those warrants or options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. This table is based on information supplied by officers, directors and principal stockholders and Schedule 13D, Schedule 13G and Section 16 filings, if any, with the SEC. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
Except as otherwise noted below, the address for persons listed in the table is c/o Helius Medical Technology, Inc., 642 Newtown Yardley Road, Suite 100, Newtown, Pennsylvania 18940.
	Beneficial Ownership(1)
Beneficial Owner	Number of Shares of Common Stock	Percent of Total
Columbus Capital Management LLC(2)	5,628,228	9.9
A&B (HK) Company Limited(3)	2,699,828	5.2
Sabby Volatility Warrant Master Fund, Ltd.(4)	2,887,143	5.3
Philippe Deschamps(5)	1,352,182	2.6
Joyce LaViscount(6)	710,919	1.4
Jonathan Sackier(7)	1,110,070	2.1
Edward M. Straw(8)	116,827	*
Mitchell E. Tyler(9)	879,731	1.7
Blane Walter(10)	270,659	*
Dane C. Andreeff(11)	3,336,943	6.3
Jeffrey S. Mathiesen(12)	30,609	*
All current executive officers and directors as a group (7 persons)(13)	5,147,932	9.6
*	Less than one percent.
(1)
This table is based upon information supplied by officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 51,922,480 shares outstanding on October 31, 2020, adjusted as required by rules promulgated by the SEC.

(2)
Includes 5,128,228 shares of Common Stock, and 500,000 shares of Common Stock issuable upon the exercise of warrants. Columbus Capital Management, LLC, which serves as the general partner and investment manager to each of Columbus Capital QP Partners, L.P., Columbus Capital Partners, L.P., and Columbus Capital Offshore QP Fund, LTD. (collectively "the Funds"), and Mr. Matthew D. Ockner, as Managing Member of Columbus Capital Management, LLC, with the power to exercise investment and voting discretion, may be deemed to be the beneficial owner of all shares of Common Stock held by the Funds. The business address of Matthew D. Ockner is 1 Embarcadero Center, Suite 1130, San Francisco, CA 94111. The percentage in this table reflects that the reporting persons may not exercise the warrants to the extent such exercise would cause the reporting persons to beneficially own a number of shares of common stock that would exceed 9.99% of our then outstanding common stock following such exercise.

(3)
Includes 2,495,747 shares of Common Stock, and 204,081 shares of Common Stock issuable upon the exercise of warrants. Dr. Lam Kong is the sole officer and director of each A&B (HK) Company Limited (“A&B”) and A&B Brother Limited (“A&B BVI”). The business address of A&B BVI is Trident Chambers, P.O. Box 146, Road Town, Tortola, British Virgin Islands. The business address of Dr. Lam Kong is Unit 2106, 21/F, Island Place Tower, 510 King’s Road, North Point, Hong Kong.

(4)
Incudes 2,857,143 shares issuable upon the exercise of warrants. Sabby Volatility Warrant Master Fund, Ltd. (“Sabby”), Sabby Management, LLC (“Sabby, Sabby Management”) and Hal Mintz have shared voting and investment power with respect to these shares. Sabby Management, LLC serves as the investment manager of Sabby; Mr. Mintz is manager of Sabby Management, LLC. The address for Sabby is c/o Ogier Fiduciary Services (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9007, Cayman Islands. The address for Sabby Management, LLC and Mr. Mintz is 10 Mountainview Road, Suite 205, Upper Saddle River, New Jersey 07458.

(5)
Includes 783,234 shares of Common Stock, 543,438 shares of Common Stock issuable upon the exercise of stock options, and 25,510 shares of Common Stock issuable upon the exercise of warrants. Mr. Deschamps stepped down from his roles as President and Chief Executive Officer and director effective August 23, 2020 upon mutual agreement with the Board. The information presented is based on the former officer’s last filed Form 4 and company records.

(6)	Includes 148,742 shares of Common Stock, 527,292 shares of Common Stock issuable upon the exercise of stock options, and 34,885 shares of Common Stock issuable upon the exercise of warrants.
(7)	Includes 703,403 shares of Common Stock and 396,667 shares of Common Stock issuable upon the exercise of stock options.
(8)	Includes 2,500 shares of Common Stock and 114,327 shares of Common Stock issuable upon the exercise of stock options.
(9)	Includes 829,545 shares of Common Stock and 50,186 shares of Common Stock issuable upon the exercise of stock options.
(10)	Includes 84,530 shares of Common Stock, 109,599 shares of Common Stock issuable upon the exercise of stock options and 76,530 shares of Common Stock issuable upon the exercise of warrants.
(11)
Includes 1,420,525 shares of common stock and 347,296 shares of common stock issuable upon the exercise of warrants held by Maple Leaf Partners, L.P., 300,953 shares of common stock and 73,621 shares of common stock issuable upon the exercise of warrants held by Maple Leaf Partners I, L.P., 815,842 shares of common stock and 202,570 shares of common stock issuable upon the exercise of warrants held by Maple Leaf Discovery I, L.P., 58,945 shares of common stock and 18,681 shares of common stock issuable upon the exercise of warrants held by Maple Leaf Offshore, Ltd., 20,000 shares on common stock held directly by Mr. Andreeff and 78,510 shares of common stock issuable upon the exercise of stock options held directly by Mr. Andreeff.

(12)	Consists of 30,609 shares of Common Stock issuable upon the exercise of stock options.
(13)	Includes 3,468,410 shares of Common Stock, 1,002,469 shares of Common Stock issuable upon the exercise of stock options, and 677,053 shares of Common Stock issuable upon the exercise of warrants.

ADDITIONAL MATTERS
Other Matters
The Company is unaware of any business, other than as described in this proxy statement, that may be considered at the Special Meeting. If any other matters should properly come before the Special Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.
To assure the presence of the necessary quorum and to vote on the matters to come before the Special Meeting, please promptly indicate your choices via the internet or phone, or by mail, according to the procedures described on the proxy card. The submission of a proxy via the internet, or by mail does not prevent you from attending and voting at the Special Meeting.
Householding
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, stockholders sharing an address who have been previously notified by their broker, bank or other agent and have consented to householding will receive only one copy of our proxy statement. This procedure reduces printing costs and postage fees, and helps protect the environment as well.
We expect that a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting their broker.
Upon written or oral request, we will undertake to promptly deliver a separate copy of the proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the proxy materials, you may write our Secretary at 642 Newtown Yardley Road, Suite 100, Newtown, Pennsylvania 18940, (215) 431-3296. Any stockholders who share the same address and currently receive multiple copies of the proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record or our Secretary to request information about “householding”.
Requirements for Submission of Stockholder Proposals and Nominations for 2021 Annual Meeting
To be considered for inclusion in the proxy materials for our 2021 annual meeting of stockholders (pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), your proposal must be submitted in writing by January 11, 2021, to our Corporate Secretary at Helius Medical Technologies, Inc., 642 Newtown Yardley Road, Suite 100, Newtown, Pennsylvania 18940. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.
Any stockholder director nomination or proposal of other business intended to be presented for consideration at the 2021 annual meeting, but not intended to be considered for inclusion in our proxy statement and form of proxy relating to such meeting (i.e. not pursuant to Rule 14a-8 of the Exchange Act), must be received by us at the address stated above between February 10, 2021 and March 12, 2021. However, if our 2021 annual meeting occurs more than 30 days before or more than 30 days after June 10, 2021, we must receive nominations or proposals (i) not later than the close of business on the later of the 90th day prior to the date of the 2021 annual meeting or the 10th day following the day on which public announcement is made of the date of the 2021 annual meeting, and (ii) not earlier than the 120th day prior to the 2021 annual meeting.
The above-mentioned proposals and notice to the Corporate Secretary must also be in compliance with our Amended and Restated Bylaws (including the information requirements therein) and the proxy solicitation rules of the SEC and Nasdaq. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the foregoing and other applicable requirements.
Solicitation by Board; Expenses
The Board is sending you this proxy statement in connection with the solicitation of proxies for use at the Special Meeting. We have engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $25,000 in total. In addition, the Company’s directors, officers and regular employees may solicit proxies personally, telephonically, electronically or by other means of communication, but they will not receive any additional compensation for these services. The Company will pay the cost of preparing, assembling, and mailing the proxy materials. The Company has requested brokers, banks and other nominees to send the proxy materials to, and to obtain proxies from, the beneficial owners and the Company will reimburse such record holders for their reasonable expenses in doing so.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on December 28, 2020
The proxy statement and proxy card are available at www.proxyvote.com.
Your cooperation in giving this matter your immediate attention and in voting your proxies promptly is appreciated.
By Order of the Board of Directors,

Joyce LaViscount
Secretary
November 30, 2020

APPENDIX A
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
HELIUS MEDICAL TECHNOLOGIES, INC.
Helius Medical Technologies, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:
FIRST: The name of the Corporation is Helius Medical Technologies, Inc. and the date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware was July 18, 2018 (as previously corrected, the “Certificate of Incorporation”);
SECOND: The Board of Directors of the Corporation has duly adopted resolutions proposing and declaring advisable that the Certificate of Incorporation be amended as set forth herein and calling for the consideration and approval thereof at a meeting of the stockholders of the Corporation;
THIRD: The Certificate of Incorporation is hereby amended by deleting the Paragraph A of ARTICLE IV in its entirety and inserting the following in lieu thereof:
“The Company is authorized to issue two classes of stock to be designated, respectively, “Class A Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is one hundred sixty million (160,000,000) shares, of which one hundred fifty million (150,000,000) shares shall be Class A Common Stock (“Common Stock”), having a par value per share of $0.001, and ten million (10,000,000) shares shall be Preferred Stock, having a par value per share of $0.001. Upon the filing and effectiveness (the “Effective Time”) pursuant to the DGCL of this Certificate of Amendment to the Certificate of Incorporation, each [•] shares of the Corporation’s Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the Corporation or respective holders thereof, be combined and converted into one (1) validly issued, fully paid and non-assessable share of Common Stock (the “Reverse Split”); provided, however, that the Corporation shall issue no fractional shares as a result of the actions set forth herein but shall instead pay to the holder of such fractional share a sum in cash equal to such fraction multiplied by the closing sales price of the Common Stock as reported on The Nasdaq Capital Market on the last trading day before the Effective Time (as adjusted to give effect to the Reverse Split).”
FOURTH: Pursuant to a resolution of the Board of Directors of the Corporation, this Certificate of Amendment to the Certificate of Incorporation was submitted to the stockholders of the Corporation for their approval and was duly adopted in accordance with the provisions of Section 242 of the DGCL.
FIFTH: This Certificate of Amendment to the Certificate of Incorporation shall be effective as of [•] p.m. Eastern time on and as of the date of filing of this Certificate of Amendment with the Secretary of State of the State of Delaware.
In Witness Whereof, Helius Medical Technologies, Inc. has caused this Certificate of Amendment to be executed by its duly authorized officer on this    day of      , 2020.
Helius Medical Technologies, Inc.

By:
Name:
Title:

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 12/27/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/HSDT2020SM
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 12/27/2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1 and 2.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000476539_1 R1.0.1.18

HELIUS MEDICAL TECHNOLOGIES, INC.
Special Meeting of Stockholders
December 28, 2020 10:00 AM, Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Dane C. Andreeff and Joyce LaViscount, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock of HELIUS MEDICAL TECHNOLOGIES, INC. that the Stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 AM, Eastern Time on December 28, 2020, at www.virtualshareholdermeeting.com/HSDT2020SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000476539_2 R1.0.1.18